Exhibit 99.1

Marchex Acquires Sonar Technologies, Inc.

Acquisition Extends Marchex’s Capabilities as a Leading Conversational Analytics and Solutions Company by Expanding Text and Messaging

SEATTLE--(BUSINESS WIRE)--December 17, 2019-- Marchex, Inc. (NASDAQ:MCHX), a leading provider of call analytics that drive, measure, and convert callers into customers, today announced the acquisition of Sonar Technologies, an enterprise text and messaging sales engagement and analytics company (www.send-sonar.com), for consideration of $12.5 million in a combination of cash and stock and up to an additional $1.5 million in stock subject to certain sales performance targets.

Sonar provides an enterprise-level text and messaging platform for companies looking to increase revenue by improving consumer experience and engagement.  The company’s innovative technology enables enterprises to deliver timely and highly personalized experiences via text, one of the most heavily utilized mobile consumer communication channels.  The company processes millions of messages for leading organizations in real estate, consumer lending, travel, automotive and other industries.  In addition, Sonar further expands the footprint of Marchex’s leading conversational data set, expanding Marchex’s ability to use artificial intelligence to surface deep consumer intent signals across texts, messaging and voice communication channels.

“As part of our mission to create a leading conversational analytics and solutions company, today we are extending our analytics and customer engagement technologies with expanded text and messaging capabilities, one of the fastest-growing consumer communications channels,” said Russell Horowitz, Marchex Executive Chairman. “We are seeing a significant increase in demand from customers asking us to apply our conversation analytics and solutions to text and messaging.  With Sonar, we are adding substantial new capabilities and an innovative team that is enabling businesses across multiple verticals to employ robust text and messaging solutions to grow revenue.  We think the combination of these capabilities will enable Marchex to be one of the first companies to offer deep consumer intent AI signals with actionable insights across voice and text.”

“We are excited to unite with Marchex to build a leading conversational analytics and solutions company,” said Matthew Berman, Sonar Technologies CEO. “We have years of experience building a highly configurable text and messaging platform that drives lift in customer engagement and sales through delivering highly personalized experiences for leading brands.  Our focus on our customers aligns with Marchex’s customer-centric culture. Together, we will be able to provide a more complete view of business and consumer communications across voice and text, all while leveraging AI and automation to help brands deliver the most personalized consumer sales experiences at enterprise scale.”

Transaction Details:

Expanding Capabilities: The combined company will offer businesses a unified view of the customer across voice and text communication channels, including calls, text and messaging on both an inbound and outbound basis, while enabling actionable insights and solutions to allow businesses to increase sales and improve consumer engagement.

Faster Innovation and additional AI scale: By combining Marchex’s leading footprint of conversational data with a robust enterprise text and messaging solution, Marchex will expand its base of AI-driven, consumer intent signals.  These signals are the fuel for Marchex’s product roadmap and will now include insights across voice and text while giving businesses the capabilities to deliver these critical insights into highly personalized customer experiences across multiple conversation channels on an inbound and outbound basis.

Expanding Sales and Channel Development Opportunities: The combined company will be able to leverage conversational insights across two of the most utilized mobile consumer engagement channels.  In addition, the company will be able to utilize its flexible platform to further open integration opportunities into the sales and marketing data and software ecosystem while increasing potential cross sell opportunities among existing customers in 2020 and beyond.

Financial Considerations:

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Consideration of $12.5 million, with $8.5 million paid in cash at the closing, and $4 million (or 1,036,269 aggregate shares of Marchex Class B common stock calculated based on the 10-day trailing average of Marchex’s closing stock price prior to December 12, 2019) in stock to be issued in three installments on each annual anniversary of the closing date, subject to certain conditions.  In addition, as part of the total consideration, contingent payments of up to $1.5 million in stock (the number of shares to be calculated on the same 10-day trailing average basis) will be awarded subject to achieving certain sales performance targets in 2020.    If earned, the payment issuance would be in two equal annual installments, subject to certain conditions.

•	In addition, Marchex will issue restricted stock units up to $1 million to certain employees of Sonar Technologies subject to vesting over four years. A portion of these units may be settled in cash.
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For the year ended December 31, 2019, Sonar Technologies is projecting to have near $1.4 million in messaging platform revenue[1] and has been operating near breakeven for both operating income and adjusted OIBA.

•	Marchex does not expect the acquisition to have any meaningful impact on its results of operations for the remainder of 2019.
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In 2020, Marchex expects 20% or more annual revenue growth in messaging platform revenue (that is generally subject to renewal contract streams).   Additional synergies are anticipated beyond the 2020 earnout period.

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Marchex expects amortization of intangible assets from acquisition will impact GAAP results. For 2020, Marchex expects the acquisition to be have a small accretive impact to Adjusted OIBA[2] on a non-GAAP basis and no meaningful impact to operating income excluding amortization.

[1]

Messaging platform revenue subject to contracts includes revenue from contracted services with minimum commitments or contracted values embedded within a contract and excludes tests, non-committed usage fees, consulting or project based services, or other revenue that may continue for a limited time but is not anticipated to continue in future periods.

[2]	Adjusted OIBA represents income (loss) from operations excluding stock-based compensation expense, amortization of intangible assets from acquisitions, and acquisition related costs.

About Marchex:

Marchex understands the best customers are those who call your company - they convert faster, buy more, and churn less. Marchex provides solutions that help companies drive more calls, understand what happens on those calls, and convert more of those callers into customers. Our actionable intelligence strengthens the connection between companies and their customers, bridging the physical and digital world, to help brands maximize their marketing investments and operating efficiencies to acquire the best customers.

Please visit http://www.marchex.com, www.marchex.com/blog or @marchex on Twitter (Twitter.com/Marchex), where Marchex discloses material information from time to time about the company, its financial information, and its business.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, dispositions, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex's actual results to differ materially from those indicated by such forward-looking statements including but not limited to product demand, order cancellations and delays, competition and general economic conditions. These factors are described in greater detail in the "Risk Factors" section of our most recent periodic report and registration statement filed with the SEC. All of the information provided in this release is as of December 17, 2019 and Marchex undertakes no duty to update the information provided herein.

Non-GAAP Financial Information

To supplement Marchex's consolidated financial statements presented in accordance with GAAP and to provide clarity internally and externally, Marchex uses certain non-GAAP measures of financial performance and liquidity, including Adjusted OIBA, Adjusted EBITDA, and Adjusted non-GAAP income (loss) per share.

Adjusted OIBA represents income (loss) from operations excluding stock-based compensation expense, amortization of intangible assets from acquisitions, and acquisition related costs. This measure, among other things, is one of the primary metrics by which Marchex evaluates the performance of its business. Adjusted OIBA is the basis on which Marchex's internal budgets are based and by which Marchex's management is currently evaluated. Marchex believes these measures are useful to investors because they represent Marchex's consolidated operating results, taking into account depreciation and other intangible amortization, which Marchex believes is an ongoing cost of doing business, but excluding the effects of certain other expenses such as stock-based compensation, amortization of intangible assets from acquisitions, and acquisition related costs. Adjusted EBITDA represents income (loss) before interest, income taxes, depreciation, amortization, acquisition related costs and stock-based compensation. Marchex believes that Adjusted EBITDA is another alternative measure of liquidity to GAAP net cash provided by (used in) operating activities that provides meaningful supplemental information regarding liquidity and is used by Marchex's management to measure its ability to fund operations and its financing obligations. Financial analysts and investors may use Adjusted OIBA and EBITDA to help with comparative financial evaluation to make informed investment decisions. Adjusted non-GAAP income (loss) per share represents Adjusted non-GAAP income (loss) divided by GAAP diluted shares outstanding. Adjusted non-GAAP income (loss) generally captures those items on the statement of operations that have been, or ultimately will be, settled in cash exclusive of certain items that are not indicative of Marchex’s recurring core operating results and represents net income (loss) applicable to common stockholders plus the net of tax effects of: (1) stock-based compensation; (2) interest income and other, net, (3) amortization of intangible assets from acquisition; and (4) acquisition related costs. Financial analysts and investors may use Adjusted non-GAAP income (loss) per share to analyze Marchex's financial performance since these groups have historically used EPS related measures, along with other measures, to estimate the value of a company, to make informed investment decisions, and to evaluate a company's operating performance compared to that of other companies in its industry.

Marchex's management believes that investors should have access to, and Marchex is obligated to provide, the same set of tools that management uses in analyzing the company's results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for, or superior to, GAAP results. Marchex’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar titled terms used by other companies, and accordingly, care should be exercised in understanding how Marchex defines its non-GAAP financial measures in this release. Marchex endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence, GAAP financial statements, and detailed descriptions of the reconciling items and adjustments, including quantifying such items, to derive the non-GAAP measure.

Marchex, Inc.
Investor Relations
Trevor Caldwell, 206-331-3600
ir@marchex.com